Exhibit 6.3

First Amendment to

Loan and Security Agreement

ExWorks Capital Fund I, L.P., a Delaware limited partnership (“Lender”), Dream Media Corporation, a Delaware corporation (“Borrower”), and each of Loan Party Obligors (as defined in the Loan Agreement) listed on the signature page to this Amendment, enter into this First Amendment to Loan and Security Agreement (this “Amendment”) on August    , 2018.

Background

A. Lender, Borrower, and Loan Party Obligors are parties to a Loan and Security Agreement dated as of November 21, 2017 (as amended, the “Loan Agreement”). Unless defined in this Amendment, capitalized terms have the meanings set forth in the Loan Agreement and unless otherwise indicated, references to “Section” are intended to refer to a Section of the Loan Agreement.

B. Borrower has requested certain amendments to the Loan Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Terms and Conditions

1. Acknowledgments. Borrower acknowledges that:

(A) All of the Obligations are due and owing without setoff, defense or counterclaim, in law or in equity, of any kind or nature;

(B) The Obligations are secured by Lender’s valid, first priority, properly perfected security interests and Liens in the Collateral;

(C) Lender has duly performed all of its obligations under the Loan Documents; and

(D) Other than Borrower and Lender, the parties listed on the signature page to this Amendment are all of the Loan Party Obligors and there are no additional Loan Party Obligors who are required to execute this Amendment.

2. Amendments.

(A) The following definitions are used in this Amendment and added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“AEL Trust” means The AEL Irrevocable Trust, a trust organized under the laws of the State of California.

“First Amendment” means the First Amendment to Loan and Security Agreement, dated on or about August __, 2018.

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“Funding Date” means on or about the date of the First Amendment.

“HT” means HighTimes Holding Corp., a Delaware corporation.

“HT Stock” means the 227,273 shares of Class A voting common stock, $0.0001 par value per share of HT to be purchased by Borrower for $2,500,000 pursuant to the HT Stock Purchase.

“HT Stock Purchase” means the purchase by Borrower of the HT Stock from HT at a purchase price of $11.00 per share of HT Stock, pursuant to HT’s “Regulation A+” initial public offering under Section 506 of the JOBS Act of 2016 as described in HT’s Form 1-A Regulation A Offering Circular that was qualified by the SEC on July 26, 2018 as supplemented by one or more SEC Form 1-U filed by HT.

“Momentous Stock” means _________shares1 of common stock of Momentous Entertainment Group, Inc., a Nevada corporation (“Momentous”) that were issued to the AEL Trust, effective as of August 7, 2017, upon the automatic conversion of 7,500 shares of Series C Preferred Stock of Momentous and which are being pledged to Lender pursuant to a Pledge and Security Agreement dated August ___, 2018 between Lender and the AEL Trust.

“New Loan” has the meaning set forth in Section 2.1(a).

“New Loan Collateral” means the HT Stock and the Momentous Stock.

(B) The following definitions in Section 1.1 of the Loan Agreement are hereby amended and will have the indicated meaning:

“Collateral” means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party Obligor described in Section 5.1; provided, however, for the New Loan and any Obligations arising under the New Loan, Collateral also includes the New Loan Collateral.

“Loans” means, as applicable, the Term Loan, the New Loan, and any portion thereof.

“Maturity Date” means the earlier of (a) (i) for the New Loan and all Obligations arising under the New Loan, November 30, 2018 or (ii) for the Term Loan and all other Obligations, the Scheduled Maturity Date; (b) the Termination Date; or (c) such earlier date as the Obligations are accelerated in accordance with the terms of this Agreement (including pursuant to Section 11.2).

1 Need confirmation on the amount of common stock held by AEL Trust.

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(C) Section 2.1(a) is hereby amended and restated as follows:

(a) New Loan. Subject to the terms and conditions contained in this Agreement, Lender will, on the Funding Date, make a term loan to Borrower in the principal amount of $2,500,000 (the “New Loan”). The New Loan will be advanced in a single borrowing on the Funding Date, and any principal amounts repaid in respect of the New Loan may not be reborrowed. The New Loan will be made in and repayable in Dollars.

(D) Section 2.5(a) is amended and restated as follows:

(a) New Loan. Principal of the New Loan and all Obligations arising under the New Loan (including all fees, expenses, and interest) will be due and payable on November 30, 2018.

(E) The phrase “Term Loan” in Sections 2.2, 2.6(c), 3.1, 3.4, and 3.5 are deleted and replaced with the word “Loans”.

(F) The last sentence of Section 5.1 is amended and restated as follows:

Notwithstanding the foregoing, the grant of security set forth in this Section 5.1 will not include (A) any Excluded Property and (B) solely with respect to the Term Loan and any Obligations arising under the Term Loan, the New Loan Collateral.

(G) Section 7.6 (c) does not apply to the New Loan Collateral.

(H) Section 7.13 is amended and restated as follows:

All proceeds of the New Loan must be used solely (i) to pay the purchase price required to consummate the HT Stock Purchase and (ii) to pay the fees, costs, and expenses incurred in connection with the First Amendment, the other Loan Documents, the HT Stock Purchase and the transactions contemplated hereby and thereby.

3. Pledged Equity. Upon the completion of all conditions precedent set forth in Section 7 of this Amendment, the parties agree that Section (g) of the Perfection Certificate outstanding as of the date of this Amendment will be deemed to include the HT Stock.

4. Collateral Proceeds Allocation. Notwithstanding anything to the contrary in the Loan Agreement (including Section 6.2), the parties agree that the Proceeds of the Collateral will be applied to the Obligations as follows:

(A) Proceeds of the Collateral, other than Proceeds of the New Loan Collateral, will be applied (i) first, to pay the outstanding balance of the Term Loan and any unpaid Obligations arising under the Term Loan, and (ii) second, to pay the outstanding balance of the New Loan and any unpaid Obligations arising under or related to the New Loan, including, interest, expenses and fees called for by the Loan Documents (in any order Lender elects).

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(B) Proceeds of the New Loan Collateral will only be applied to pay the outstanding balance of the New Loan and any unpaid Obligations arising under or related to the New Loan including, interest, expenses and fees called for by the Loan Documents (in any order Lender elects). Proceeds of the New Loan Collateral will not be used to pay the Term Loan or any unpaid Obligations arising under or related to the Term Loan. Subject to Section 2.8 of the Loan Agreement, once the New Loan and all Obligations arising under the New Loan are paid to Lender in full, Lender will not have a Lien on the New Loan Collateral.

(C) New Note. Simultaneous with execution of this Amendment, Borrower will execute and deliver to Lender a promissory note in the original principal amount of $2,500,000 (the “New Loan Note”). The New Note is a Loan Document.

5. SEC Form 1-U. Within two (2) business days following the Funding Date, Borrower will cause HT to file a SEC Form 1-U with the SEC that meet the requirements of Section 7(G) of this Amendment and is otherwise substantially in the form provided to Lender prior to the Funding Date.

6. Condition and Transfer of HT Stock. Borrower represents and warrants that the HT Stock is not certificated and, unless Borrower complies with its obligations in the next sentence, will not be held by a broker or transfer agent. Borrower agrees that the HT Stock will not be transferred to a broker or transfer agent unless Lender receives an executed securities account control agreement (or equivalent documentation providing that the HT Stock will be held in trust for the benefit of Lender) in a form and substance acceptable to Lender in its sole discretion.

7. Conditions Precedent. This Amendment will be of no force or effect unless:

(A) Lender receives a duly executed counterpart of this Amendment by Borrower;

(B) Lender receives a pledge agreement for the New Loan Collateral in a form and substance acceptable to Lender in its sole discretion;

(C) Lender receives a pledge agreement and non-recourse guaranty from the AEL Trust for the New Loan, together with a trust certificate from the trustee of the trust, all in a form and substance acceptable to Lender in its sole discretion;

(D) Lender receives a certified officers’ certificate or a certified board of directors’ or shareholder’s resolutions authorizing Borrower to enter into this Amendment and ancillary agreements thereto;

(E) Lender receives a direction letter, in form and substance acceptable to Lender signed by Borrowers regarding the return of the subscription price for the HT Stock is subscription payments must be returned under the terms of the Escrow Services Agreement between Escrow Agent, High Times Holding Corp. and NMS Capital Advisors, LLC dated June 25, 2018.

(F) Borrower executes and delivers to Lender the New Loan Note;

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(G) Borrower delivers to Lender evidence that HT has filed a SEC Form I-U disclosing the affiliation between Adam Levin, HT and Borrower and the fact that a trust settled by Mr. Levin is a guarantor of the New Loan and has pledged the Momentous Stock to secure it guaranty.

(H) Borrower is in good standing under the laws of its state of incorporation; and

(I) Borrower pays all reasonable out-of-pocket expenses of the Lender, including reasonable fees and expenses billed to date of Lender’s outside legal counsel incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the transactions contemplated hereby.

8. General Terms.

(A) Except as amended hereby, Borrower and each Loan Party Obligor reaffirms and ratifies all of its obligations under the Loan Agreement and remakes, as of the date of this Amendment, all representations and warranties in the Loan Agreement. Borrower also represents and warrants that (i) no Event of Default has occurred and is continuing, (ii) Borrower is unaware of any facts or circumstances which, with the passage of time or the giving of notice, would be an Event of Default, (iii) the Perfection Certificate delivered to Lender prior to the date of this Amendment is true and accurate as of the date of this Amendment, and (iv) the Schedules attached to Loan Agreement and other Loan Documents are true and accurate as of the date of this Amendment.

(B) To the extent the grant of a security interest under the Loan Agreement does not subject the HT Stock to Lender’s security interest arising thereunder, Borrower hereby grants Lender a continuing security interest in the HT Stock to secure the prompt payment and performance of the New Loan and all Obligations related thereto.

(C) This document contains the entire agreement of the parties in connection with the subject matter of this Amendment and cannot be changed or terminated orally.

(D) The individuals signing on behalf of each of the parties represents that all necessary company action to authorize them to enter into this Amendment has been taken, including, without limitation, any board of directors or shareholder approvals or resolutions necessary to authorize execution of this Amendment.

(E) This Amendment may be executed in counterparts, each of which when so executed and delivered will be deemed an original, and all of such counterparts together will constitute but one and the same agreement. Further, .pdf and other electronic copies of signatures will be treated as original signatures for all purposes.

(F) If there is an express conflict between the terms of this Amendment and the terms of the Loan Agreement, the terms of this Amendment will govern and control.

(G) This Amendment will be deemed to be part of, and governed by the terms of, the Loan Agreement.

(H) Borrower and each Loan Party Obligor hereby waives, discharges, and forever releases Lender, Lender’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that any Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Lender’s actions or omissions in connection with the Agreement, or any amendments, extensions or modifications thereto, or Lender’s administration of debt evidenced by the Agreement or otherwise.

[End of First Amendment to Loan and Security Agreement – Signature page follows]

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The undersigned have caused this First Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

LENDER:

EXWORKS CAPITAL FUND I, L.P., a Delaware limited partnership

By:	/s/ Andrew D. Hall
Name:	Andrew D. Hall
Title:	Chief Credit Officer

BORROWER:

DREAM MEDIA CORPORATION,
a Delaware corporation

By:	/s/ Adam E. Levin
Adam E. Levin,
Chief Executive Officer

LOAN PARTY OBLIGORS:

________________________________,
a ______________ [company/corporation]

By:
_________________,
_________________

[Signature page to First Amendment to Loan and Security Agreement]

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TERM Note

$2,500,000	August 31, 2018

The undersigned (“Borrower”), for value received, promises to pay to the order of ExWorks Capital Fund I, L.P. (“Lender”) at its principal office, the aggregate unpaid amount of the Term Loan made to Borrower by Lender pursuant to the Loan Agreement. Principal and interest are payable as provided in the Loan Agreement. This Term Note (“Note”) is secured by the Collateral. Capitalized terms used but not otherwise defined in this Note have the meanings attributed to them in the Loan Agreement.

Borrower further promises to pay interest on the unpaid principal amount of the Second Term Loan from the date of Second Term Loan until the Second Term Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan and Security Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan and Security Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Loan Agreement”; terms not otherwise defined herein are used herein as defined in the Loan Agreement), among Borrower, Lender, and the other parties thereto from time to time, to which Loan Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

To the fullest extent permitted by applicable law, Borrower hereby waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note, diligence in collection or bringing suit.

THIS NOTE IS SUBJECT TO THE JURY TRIAL WAIVER IN THE AGREEMENT.

[Signature page to follow]

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DREAM MEDIA CORPORATION, a Delaware corporation

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	Chief Executive Officer

Signature Page to Second Term Note

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PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement, dated as of August ___, 2018 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by Dream Media Corporation, a Delaware Corporation (“Pledgor”), in favor of ExWorks Capital Fund I, L.P. a Delaware limited partnership (“Lender”).

BACKGROUND

A. Pledgor is party to a Loan and Security Agreement, dated November 21, 2017 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), with Lender and related Loan Documents. Capitalized terms not defined in this Agreement have the meanings given in the Loan Agreement. References to Schedules or Exhibits are intended to refer to the schedules and exhibits to this Agreement which are hereby incorporated by reference and made a part of this Agreement.

B. Pledgor has requested certain amendments to the Loan Agreement in order to purchase 227,273 shares of Class A common stock of High Times Holding Corp., a Delaware corporation (the “Company”) in an amount of $2,500,000 from the Company pursuant to “Regulation A+” offering under Section 506 of the JOBS Act of 2016]1.

E. Pledgor is executing this Agreement as an inducement to Lender to amend the Loan Agreement, and in consideration of the loans, advances and financial accommodations made by Lender to or for the benefit of Pledgor.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Pledgor and Lender agree as follows:

1. Pledge. Pledgor hereby pledges and grants to Lender a security interest in, the following (the “Pledged Collateral”):

(a) All of the 227,273 shares of Class A common stock of the Company, par value $0.0001 per share (the “Purchased Shares”) and any additional equity securities of the Company hereafter acquired by Pledgor (all such now owned or hereafter acquired equity interests and other interests, collectively, the “Pledged Interests”), and the certificates, if any, representing those Pledge Interests, and all dividends, distributions, cash, securities, instruments, rights and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Interests; and

[1]	NTD – NMS Capital Advisors is a Placement Agent, not an underwriter. Pledgor purchases the shares directly from the issuer – Hightimes.

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(b) all other property hereafter delivered to Lender in substitution for, as proceeds of, or in addition to any of the foregoing, all certificates, instruments and documents representing or evidencing such property, and all cash, securities, interest, distributions, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

2. Limitations. Notwithstanding anything to the contrary in this Agreement, provided no Event of Default occurs and is continuing and Pledgor is otherwise in compliance with its obligations under this Agreement and the other Loan Documents at that time, this Agreement will terminate and be of no further force or effect at the time all Liabilities are repaid in full. The foregoing limitation will not in any way limit Lender’s rights under the Loan Documents.

3. Security for Liabilities. The Pledged Collateral secures the payment and performance of all Obligations arising under the New Loan and all other obligations and liabilities of Pledgor now or hereafter existing under this Agreement or the other Loan Documents with respect to the New Loan (the Obligations arising under the New Loan and all other liabilities and obligations of Pledgor now or hereafter existing under this Agreement, the Loan Agreement or the other Loan Documents with respect to the New Loan are referred to collectively as the “Liabilities”).

4. Delivery of Pledged Interests. All certificates, instruments or documents, if any, representing or evidencing the Pledged Interests will be delivered to and held by or on behalf of Lender pursuant hereto and will be in suitable form for transfer by delivery, will be accompanied by duly executed instruments of transfer or assignment in blank, irrevocable proxies, all in form and substance satisfactory to Lender. In addition, Lender will have the right at any time to exchange certificates or instruments representing or evidencing Pledged Interests for certificates or instruments of smaller or larger denominations.

5. Representations and Warranties. Pledgor represents and warrants as follows:

(a) The Pledged Interests have been duly authorized and validly issued and are fully paid and non-assessable, as applicable.

(b) Pledgor is, or at the time of any future delivery, pledge, assignment or transfer will be, the legal and beneficial owner of the Pledged Collateral, free and clear of any lien, security interest, pledge, warrant, option, purchase agreement, shareholders’ agreement, restriction, redemption agreement or other charge, encumbrance or restriction of any nature on the Pledged Collateral, except for the lien created by this Agreement or the Loan Agreement and other Permitted Liens, with full right to deliver, pledge, assign and transfer the Pledged Collateral to Lender as Pledged Collateral hereunder.

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(c) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Liabilities.

(d) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with a disposition of such shares by laws affecting the offering and sale of securities generally).

(e) Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Pledged Collateral as provided by this Agreement.

(f) To the best of Pledgor’s knowledge, none of the Pledged Interests have been issued in violation of any federal, state or other law, regulation or rule pertaining to the issuance of securities, or in violation of any rights, pre-emptive or otherwise, of any present or past equity holder of the Company.

(g) (i) the Pledged Collateral constitutes an ownership interest in the Company set forth on Schedule I on a fully diluted basis, (ii) the Company has not issued any non-voting equity interests or other interests except as described on Schedule I, (iii) there are no outstanding subscriptions, options, rights, warrants or other agreements or commitments pursuant to which the Company is or might be obligated to issue or transfer any additional equity or other ownership interests except as described on Schedule I, and (iv) all of the ownership interests in the Company are described on Schedule I;

6. Further Assistance. Pledgor agrees that at any time and from time to time, at its expense, Pledgor will promptly execute and deliver, or cause to be executed and delivered, all certificates, if any, representing the Pledged Interests, stock and/or other powers, proxies, assignments, instruments and documents; will take all steps necessary to properly register the transfer of the security interest hereunder on the books of the Company of any uncertificated securities included in the Pledged Interests; and will take all further action that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

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7. Voting Rights; Dividends; Etc.

(a) (i) So long as no Default or Event of Default has occurred and is continuing, Pledgor will be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Loan Document; provided, however, that Pledgor will not exercise nor will it refrain from exercising any such right if such action could have a material adverse effect on the value of the Pledged Collateral.

(ii) Pledgor will be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral as permitted under the Loan Agreement; provided, however, that, except as expressly provided in the Loan Agreement, any and all:

(A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral;

(B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and

(C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral, will be Pledged Collateral, and will be forthwith delivered to Lender to hold as Pledged Collateral and will, if received by Pledgor, be received in trust for the benefit of Lender, be segregated from the other property of Pledgor, and be forthwith delivered to Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

(iii) Pledgor will execute and deliver (or cause to be executed and delivered) to Lender all such proxies and other instruments as Lender may reasonably request for the purpose of enabling Lender to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive pursuant to paragraph (ii) above.

(b) Upon the occurrence of and during the continuance of an Event of Default and delivery by Lender of written notice to Pledgor of Lender’s intention to exercise any of its rights under this Agreement:

(i) All rights of Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) and to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) will cease, and all such rights will thereupon become vested in Lender, which will thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments; and

(ii) All dividends and interest payments that are received by Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) will be received in trust for the benefit of Lender, will be segregated from other funds of Pledgor and will be forthwith paid over to Lender as Pledged Collateral in the same form as so received (with any necessary endorsements).

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8. Transfers and Other Liens; Additional Interests. Pledgor agrees that it will not (i) except as expressly provided in the Loan Agreement, sell, assign, transfer, convey, exchange, pledge or otherwise dispose of, or grant any option, warrant, right, contract or commitment with respect to, any of the Pledged Collateral without the prior written consent of Lender, or (ii) create or permit to exist any lien, security interest, pledge, proxy, purchase arrangement, restriction, redemption agreements, shareholders’ agreement or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the lien created by this Agreement and Permitted Liens.

9. Application of Proceeds of Sale or Cash Held as Collateral. The proceeds of sale of Pledged Collateral sold pursuant to this Agreement and/or the cash held as Pledged Collateral hereunder will be applied in accordance with the terms of the Loan Agreement.

10. Lender Appointed Attorney-in-Fact. Pledgor hereby appoints Lender as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Lender’s discretion, during the continuance of an Event of Default, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

11. Lender May Perform. During the continuance of an Event of Default, if Pledgor fails to perform any agreement contained herein, Lender may itself perform, or cause performance of, such agreement, and the reasonable invoiced out-of-pocket expenses of Lender incurred in connection therewith will be secured by the Pledged Collateral and payable upon demand.

12. Reasonable Care. Lender will be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender will have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral; provided, however, that upon Pledgor’s instruction, Lender will use reasonable efforts to take such action as Pledgor directs Lender to take with respect to calls, conversions, exchanges, maturities, tenders, rights against other parties or other similar matters relative to the Pledged Collateral, but failure of Lender to comply with any such request will not of itself be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to the Pledged Collateral against prior parties, or to do any act with respect to preservation of the Pledged Collateral not so requested by Pledgor, will be deemed a failure to exercise reasonable care in the custody or preservation of the Pledged Collateral.

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13. Subsequent Changes Affecting the Pledged Collateral. Pledgor represents to Lender that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, without limitation, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Lender will have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

14. Events of Default; Remedies upon an Event of Default.

(a) Upon the occurrence of and during the continuation of an Event of Default, Lender will have, in addition to all other rights given by law or by this Agreement, the Loan Agreement or otherwise, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC (or any other applicable jurisdiction) at that time. In addition, with respect to any Pledged Collateral that is or thereafter comes into the possession or custody of Lender, Lender may sell or cause the same to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price or prices as Lender may reasonably deem best, for cash or on credit or for future delivery, without assumption of any credit risk. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral will be deemed to be commercially reasonable. Any requirements of notice will deemed to be a reasonable authenticated notice of disposition if given at least ten (10) days before the time of the sale or disposition and such notice will (i) describe Pledgor and Lender, (ii) describe the Pledged Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that Pledgor is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. Lender may disclaim any warranties that might arise in connection with the sale or other disposition of the Pledged Collateral and Lender and Pledgor have no obligation to provide any warranties at such time. Lender may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale held in accordance with the foregoing provisions and, if permitted by applicable law, at any private sale. All reasonable invoiced out-of-pocket expenses (including, without limitation, court costs and reasonable attorneys’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof will be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after and during the continuance of an Event of Default, Pledgor agrees that upon the occurrence and continuance of any Event of Default, Lender may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who can make the representations and agreements required of purchasers of securities in private placements. In so doing, Lender may solicit offers to buy the Pledged Collateral, or any part of it, for cash, from a limited number of investors deemed by Lender in its judgment, to be responsible parties who might be interested in purchasing the Pledged Collateral, and if Lender solicits such offers from not less than three (3) such investors, then the acceptance by Lender of the highest offer obtained therefrom will be deemed to be a commercially reasonable method of disposition of the Pledged Collateral.

In addition, upon the occurrence of an Event of Default (and the expiration of any cure or grace period), upon Pledgor’s receipt of written notice from Lender that it is invoking its rights under this Agreement, all rights of Pledgor to exercise the voting and other rights that it would otherwise be entitled to exercise and to receive cash dividends and interest payments, will cease, and all such rights will thereupon become vested in Lender as provided in Section 7.

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15. Authority of Lender. Lender will have and be entitled to exercise all such powers hereunder as are specifically delegated to Lender by this Agreement, together with such powers as are incidental thereto. Lender may execute any of its duties hereunder by or through agents or employees. Neither Lender, nor any director, manager, officer, agent or employee of Lender, will be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Pledgor hereby agrees to indemnify and hold harmless Lender and/or any such director, manager, officer, agent or employee from and against any and all liability incurred by any of them, hereunder or in connection herewith, unless such liability is due to its or their own gross negligence or willful misconduct. Pledgor’s indemnification obligations provided for in this Section 15 are part of the Liabilities, are secured by the Pledged Collateral, and will survive the repayment of the Liabilities.

16. Termination. Subject to Section 2, this Agreement will terminate when all the Liabilities (other than contingent indemnification obligations) have been indefeasibly paid in full and performed and the Loan Agreement has been terminated, at which time Lender will promptly reassign and redeliver (or cause to be reassigned and redelivered) to Pledgor, or to such person or persons as Pledgor will designate, against receipt, such of the Pledged Collateral (if any) as has not been sold or otherwise applied by Lender pursuant to the terms hereof and still held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment will be without recourse upon or warranty by Lender and at the expense of Pledgor.

17. Expenses. Pledgor agrees to reimburse Lender, on demand for any and all reasonable invoiced out-of-pocket expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, which Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the registration of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Lender hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

18. Security Interest Absolute. All rights of Lender and security interests hereunder, and all obligations of Pledgor hereunder, will be absolute and unconditional irrespective of:

(i) any lack of validity or enforceability of the Loan Agreement or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Loan Agreement;

(iii) any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Liabilities; or

(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Liabilities or of this Agreement.

19. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom, will in any event be effective unless in writing and signed by Lender and Pledgor, and then such amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

20. Notices. Any notice required or desired to be served, given or delivered hereunder must be in writing (including facsimile or electronic transmission) in accordance with the terms of the Loan Agreement.

21. Continuing Security Interest. This Agreement will create a continuing security interest in the Pledged Collateral and will (i) remain in full force and effect until all Liabilities (other than contingent indemnification obligations) are indefeasibly paid in full and the termination of the Loan Agreement; (ii) be binding upon Pledgor, its successors and assigns; and (iii) inure to the benefit of Lender and its respective successors, transferees and permitted assigns.

22. Waivers. Pledgor waives presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or default with respect to any of the Liabilities, and all other notices to which Pledgor might otherwise be entitled, except as otherwise expressly provided in this Agreement or in the Loan Agreement.

23. Governing Law; Terms. This Agreement will be governed by the laws of the State of Illinois, without giving effect to any conflict of law principles. Unless otherwise defined in this Agreement, terms defined in Articles 8 and 9 of the UCC are used herein as defined in the UCC. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement is interpreted in such manner as to be ineffective or invalid under applicable law, such provisions will be ineffective or invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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24. Definitions and Interpretation. The singular will include the plural and vice versa as the text will indicate. The word “will” is intended to have the same meaning as “shall” and means mandatory or obligatory and not permissive.

25. Section Headings. The section headings in this Agreement are for convenience of reference only, and will not affect in any way the interpretation of any of the provisions hereof.

26. Loan Document. In addition to and without limitation of any of the foregoing, this Agreement is a Loan Document.

27. Counterparts; Facsimile or Electronic Signature. This Agreement may be executed in one or more counterparts (which taken together, as applicable, will constitute one and the same instrument) and by facsimile or electronic transmission, which facsimile or electronic transmission will be considered original executed counterparts. Each party to this Agreement agrees that it will be bound by its own facsimile or electronic signature and that it accepts the facsimile or electronic signature of each other party.

28. SUBMISSION TO JURISDICTION AND VENUE. ANY JUDICIAL PROCEEDING BY PLEDGOR OR LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY PRESENT OR FUTURE AGREEMENT BETWEEN PLEDGOR AND LENDER, MAY BE BROUGHT ONLY IN A FEDERAL COURT LOCATED IN THE STATE OF ILLINOIS OR IN STATE COURTS IN COOK COUNTY, ILLINOIS; PROVIDED THAT THE FOREGOING WILL NOT APPLY TO THE EXTENT LENDER IS REQUIRED BY APPLICABLE LAW TO BRING AN ACTION IN ANOTHER JURISDICTION FOR PURPOSES OF FORECLOSING ITS INTEREST IN ANY COLLATERAL. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, PLEDGOR AND LENDER ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE REFERENCED COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER PRESENT AND FUTURE AGREEMENT BETWEEN PLEDGOR AND LENDER. PLEDGOR AND LENDER WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER OR IN CONNECTION HEREWITH AND MAY NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVERS AND CONSENTS CONTAINED HEREIN.

29. WAIVER OF JURY TRIAL. PLEDGOR AND LENDER INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST PLEDGOR OR LENDER IN RESPECT OF THIS AGREEMENT.

[End of Pledge and Security Agreement - Signature Pages Follow]

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The undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first written above.

PLEDGOR:

DREAM MEDIA CORPORATION

By:
Name:	Adam Levin
Title:	Chief Executive Officer

Address for notice:

Email:

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss.
COUNTY OF ________________	)

On ____________________________ before me, ________________, a Notary Public, personally appeared _____________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/seal/
Signature of Notary Public

[Signature Page to Pledge Agreement]

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LENDER:

ExWorks Capital Fund I, L.P.,
a Delaware limited partnership

By:
Name:	Andrew D. Hall
Title:	Chief Credit Officer

Address for notice:

ExWorks Capital Fund I, L.P.
333 W. Wacker Drive, Suite 1620
Chicago, IL 60606
Attn: Chief Credit Officer

[Signature Page to Pledge Agreement]

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Schedule I

Ownership Interest in the Company

Company	Shareholder/Member	% of ownership	No. of Shares.
Hightimes Holding Corp.	Dream Media Corporation	1.0%[2]	227,273	[3]

[2]	Based on 21,172,042 shares of Class A common stock of the Company outstanding. Does not include (a) additional shares being sole in the Company’s regulation A+ public offering, (b) the automatic conversion of convertible notes held by former stockholders of Trans-High Corporation and others or (c) the exercise of warrants issued to the Lendere.

[3]	the shares are held electronically by VStock Transfer Company, the Transfer Agent for the Company. The Lender shall enter into a Deposit Account Control Agreement with the transfer agent..

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Exhibit 1

Acknowledgement of the Company

Dated as of _______________, 2018

Hightimes Holding Corp. (capitalized terms used herein having the meanings assigned in the Pledge Agreement) hereby (i) acknowledges that it has received an executed copy of the Pledge and Security Agreement, (ii) agrees to record in its records the pledge of the equity interests of Hightimes Holding Corp. as provided in the Pledge and Security Agreement, and (iii) waives any right to at any time hereafter be provided with a copy of the foregoing Pledge and Security Agreement in connection with any exercise by Lender (or its agent or nominee), in accordance with the terms of such Pledge Agreement, of voting or other consensual rights in respect of the Pledged Collateral or any registration of any of the Pledged Collateral in the name of Lender (or its agent or nominee).

HIGH TIMES HOLDING CORP., a Delaware corporation

By:
Name:
Title: